As filed with the Securities and Exchange Commission on June 10, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INPUT/OUTPUT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction	22-2286646
of incorporation or organization)	(I.R.S. Employer Identification Number)

12300 PARC CREST DR.
STAFFORD, TEXAS 77477
(281) 933-3339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GX TECHNOLOGY CORPORATION EMPLOYEE STOCK OPTION PLAN
(Full title of plan)

DAVID L. ROLAND
VICE PRESIDENT-GENERAL COUNSEL
AND CORPORATE SECRETARY
INPUT/OUTPUT, INC.
12300 PARC CREST DR.
STAFFORD, TEXAS 77477
(281) 933-3339
(Name, address and telephone number of agent for service)

With a copy to:
PORTER & HEDGES, L.L.P.
700 LOUISIANA, 35th FLOOR
HOUSTON, TEXAS 77002-2764
ATTENTION: RICHARD L. WYNNE
(713) 226-0600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	be Registered	Per Share(2)	Price(2)	Registration Fee
Common Stock $0.01 par value(1)	2,963,225 shares	$1.95	$5,778,289	$733

(1)	This Registration Statement also covers the associated rights to purchase Series A Preferred Stock, par value $0.01 per share (the “Rights”), issued pursuant to the Rights Agreement, dated as of January 17, 1997, by and between Input/Output, Inc. and Harris Trust and Savings Bank, as Rights Agent, as amended by the First Amendment to Rights Agreement, dated effective as of April 21, 1999. Until the occurrence of certain events, the Rights will not be exercisable or evidenced separately from shares of common stock, par value $0.01 per share, of Input/Output, Inc.

(2)	Estimated solely for the purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the options to be assumed under the GX Technology Corporation Employee Stock Option Plan.

INTRODUCTORY STATEMENT

     On May 10, 2004, Input/Output, Inc., a Delaware corporation (“I/O” or the “Registrant”) and GX Technology Corporation, a Texas corporation (“GXT”) entered into an agreement with the shareholders of GXT (the “Purchase Agreement”) to acquire GXT.

     Under the Purchase Agreement and a related merger agreement between GXT and an I/O subsidiary (the “Subsidiary Merger”), outstanding options to purchase GXT common stock are to be assumed by I/O upon consummation of the Subsidiary Merger under the GX Technology Corporation Employee Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by I/O with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated into this Registration Statement by reference:

•	I/O’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004, as amended by I/O’s Form 10-K/A-1 filed with the Commission on April 23, 2004 and as further amended by I/O’s Form 10-K/A-2 filed with the Commission on May 10, 2004 (File No. 001-12691).

•	I/O’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 10, 2004 (File No. 001-12691).

•	I/O’s Current Reports on Form 8-K filed with the Commission on January 29, February 13, March 5, April 29, May 3 and May 11, 2004 and I/O’s Current Report on Form 8-K/A filed with the Commission on May 28, 2004 (File No. 001-12691) (excluding any information furnished pursuant to Item 9 or Item 12 of any such Current Report on Form 8-K or Form 8-K/A).

•	The description of I/O’s common stock contained in I/O’s Registration Statement on Form 8-A dated October 14, 1994, as amended by I/O’s Current Report on Form 8-K filed on March 8, 2002 (File No. 001-12691).

•	The description of I/O’s rights to purchase Series A Preferred Stock, par value $0.01 per share, contained in I/O’s Registration Statement on Form 8-A12B filed on January 27, 1997, as amended by I/O’s amended Registration Statement on Form 8-A12B/A filed on May 7, 1999 (File No. 001-12691).

     All documents filed by I/O with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 9 or Item 12 on any Current Report on Form 8-K) subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of each such document.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Input/Output, Inc.
12300 Parc Crest Drive
Stafford, Texas 77477
Tel: (281) 933-3339
Attention: Corporate Secretary

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The General Corporation Law of the State of Delaware (“DGCL”) permits I/O and its stockholders to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duty, either in a suit on behalf of I/O or in an action by stockholders of I/O. The Certificate of Incorporation of I/O (the “Charter”) provides that a director of I/O shall not be personally liable to I/O or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to I/O or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Amended and Restated Bylaws (the “Bylaws”) of I/O provide that I/O shall, to the full extent permitted by applicable laws (including the DGCL), indemnify its directors, officers, employees and agents with respect to expenses (including counsel fees), judgments, fines, penalties and other liabilities and amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is or was a party, or is or was threatened to be made a party, by reason of the fact that such person is or was serving as a director, officer, employee or agent of I/O or any of its subsidiaries, or is or was serving at the request of I/O or any of its subsidiaries as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any provision of law, certificate of incorporation, bylaws, governing documents, agreement, vote of stockholders or disinterested directors or otherwise. I/O has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with each of its future officers and directors. Pursuant to such indemnification agreements, I/O has agreed to indemnify its officers and directors against certain liabilities.

     I/O maintains a standard form of officers’ and directors’ liability insurance policy which provides coverage to the officers and directors of I/O for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4.1	GX Technology Corporation Employee Stock Option Plan

4.2	Form of Stock Option Grant Agreement under the GX Technology Corporation Employee Stock Option Plan

5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Porter & Hedges, L.L.P. (included in the opinion of Porter & Hedges, L.L.P. filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereto)

Item 9. Undertakings

     A. Undertaking to Update

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking With Respect to Documents Incorporated by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Undertaking With Respect to Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on June 10, 2004.

INPUT/OUTPUT, INC.

By:	/S/ ROBERT P. PEEBLER

Robert P. Peebler President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Michael Kirksey and David L. Roland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ ROBERT P PEEBLER Robert P. Peebler	President, Chief Executive Officer and Director (principal executive officer)	June 10, 2004
/S/ J. MICHAEL KIRKSEY J. Michael Kirksey	Executive Vice President and Chief Financial Officer (principal financial officer)	June 10, 2004

SIGNATURE	TITLE	DATE
/S/ MICHAEL L. MORRISON Michael L. Morrison	Controller and Director of Accounting (principal accounting officer)	June 10, 2004
/S/ JAMES M. LAPEYRE, JR. James M. Lapeyre, Jr.	Chairman of the Board of Directors and Director	June 10, 2004
/S/ BRUCE S. APPELBAUM Bruce S. Appelbaum	Director	June 10, 2004
/S/ THEODORE H. ELLIOT, JR. Theodore H. Elliott, Jr.	Director	June 10, 2004
/S/ FRANKLIN MYERS Franklin Myers	Director	June 10, 2004
/S/ JOHN N. SEITZ John N. Seitz	Director	June 10, 2004
/S/ SAM K. SMITH Sam K. Smith	Director	June 10, 2004

INDEX TO EXHIBITS

4.1	GX Technology Corporation Employee Stock Option Plan

4.2	Form of Stock Option Grant Agreement under the GX Technology Corporation Employee Stock Option Plan

5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Porter & Hedges, L.L.P. (included in the opinion of Porter & Hedges, L.L.P. filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereto)